Exhibit 1.1

EXECUTION VERSION

Beacon Roofing Supply, Inc.

8,536,500 Shares of Common Stock

Underwriting Agreement

May 16, 2016

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

CD&R Roadhouse Holdings, L.P., a Cayman Islands exempted limited partnership (the “Selling Stockholder”), as a stockholder of Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to you (the “Underwriter”) an aggregate of 8,536,500 shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Stock”), of the Company.

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) An “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-210415) in respect of the Stock held by the Selling Stockholder, including the Shares, has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the related registration fee for the offering of the Shares has been paid in accordance with Rule 457(r); such registration statement, and any post-effective amendment thereto, became effective on filing pursuant to Rule 462(e) under the Act; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, together with the preliminary prospectus supplement, dated May 16, 2016, to the Basic Prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, any post-effective amendment to such registration statement filed with the Commission on or prior to the date of this Agreement, and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, together with the final prospectus supplement, dated the date hereof, relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information (as defined below)) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(c) For the purposes of this underwriting agreement (the “Agreement”), the “Applicable Time” is 4:30 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, and the other information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

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(d) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus at the time they were filed with the Commission (collectively, the “Incorporated Documents”) complied in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) in the case of the Registration Statement, as of the effective date of the most recent post-effective amendment to the Registration Statement filed with the Commission on or prior to the date hereof, and (ii) in the case of the Prospectus or any other amendment or supplement to the Registration Statement or the Prospectus, as of its applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

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(f) Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as the case may be, (i) there has not been (a) any material change in the capital stock or any increase in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (b) any material adverse change in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or any development which would reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is outside the ordinary course of business and material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(g) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid leasehold interest in or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) except such as (a) are described in the Registration Statement, Pricing Disclosure Package and the Prospectus (including, for the avoidance of doubt, the Liens arising out of or related to the Company’s existing credit facilities), (b) do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h) The Company and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, and the Company has the power and authority necessary to enter into and perform its obligations under this Agreement, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

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(i) The only subsidiaries of the Company are the subsidiaries listed on Schedule III hereto and Schedule III accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X (each, a “Designated Subsidiary”) are listed on Schedule III hereto under the caption “Designated Subsidiaries”;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold pursuant to this Agreement, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; none of the outstanding shares of capital stock of the Company (including the Shares) were issued in violation of preemptive or other similar rights of any stockholder of the Company; and all of the issued shares of capital stock of each Designated Subsidiary that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a Designated Subsidiary is a partnership or a limited liability company, all of the issued equity interests of each such subsidiary of the Company have been duly and validly authorized and issued, and in each case, except as otherwise set forth in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all Liens other than the Liens granted under or otherwise permitted by the agreements and instruments governing the existing indebtedness of the Company and its subsidiaries as described in the Pricing Disclosure Package, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(k) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been waived or rights which have been disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(l) Neither the Company nor any of its subsidiaries is (i) in violation of any provision of its certificate of incorporation, certificate of formation, limited liability company agreement, by-laws, limited partnership agreement or similar organizational document (each an “Organizational Document”); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, swap agreement, lease or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each such agreement, a “Company Document”); or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The sale of the Shares, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Document, (y) result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or (z) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (x) and (z) above, for any such conflict, breach, Lien or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, are accurate in all material respects;

(n) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and (ii) no such investigations, actions, suits or proceedings are, to the knowledge of the Company, currently threatened by any governmental or regulatory authority or by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings required to be described in the Registration Statement pursuant to the Act and the rules and regulations of the Commission thereunder that have not been described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(o) The Company is not, and after giving effect to the offering and sale of the Shares, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

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(q) The financial statements of the Company and CDRR Investors, Inc. included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules (if any) and notes thereto, present fairly, in all material respects, the financial position of the Company and CDRR Investors, Inc., respectively, and their respective consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and CDRR Investors, Inc., respectively, and their respective consolidated subsidiaries for the periods specified. All of such financial statements of the Company have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, and comply in all material respects with all applicable accounting requirements under the Act and the regulations of the Commission thereunder, or the Exchange Act and the regulations of the Commission thereunder, as applicable. All of such financial statements of CDRR Investors, Inc. have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved, and comply in all material respects with all applicable requirements under Rule 3-05 of Regulation S-X of the Commission. The historical financial information relating to the Company and CDRR Investors, Inc. and their respective consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus presents fairly, in all material respects, the information shown therein and has been prepared on a basis consistent with that of the audited financial statements of the Company and CDRR Investors, Inc. and their respective consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly, in all material respects, the information shown therein and have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(r) Ernst & Young LLP (“E&Y”), who have audited certain financial statements of each of the Company and CDRR Investors, Inc. and their respective subsidiaries included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus, are, and have been in all such periods for which such financial statements are so included or incorporated by reference, an independent registered public accounting firm with respect to the Company and CDRR Investors, Inc. and their respective subsidiaries, within the applicable rules and regulations adopted by (i) the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) with respect to the Company and with respect to the 2014 fiscal year of CDRR Investors, Inc., and (ii) the American Institute of Certified Public Accountants, with respect to the 2013 fiscal year of CDRR Investors, Inc., and, in each case, as required by the Act and the rules and regulations of the Commission thereunder. BDO USA, LLP (“BDO”), who have audited certain financial statements of CDRR Investors, Inc. and its subsidiaries included or incorporated by reference in the Registration Statement, Pricing Disclosure Package and the Prospectus, are, and have been in all such periods for which such financial statements are so included or incorporated by reference, an independent registered public accounting firm with respect to CDRR Investors, Inc. and its subsidiaries, within the applicable rules and regulations adopted by the American Institute of Certified Public Accountants and as required by the Act and the rules and regulations of the Commission thereunder;

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(s) The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act;

(t) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information required to be stated therein in accordance with the rules of the Commission and guidelines applicable thereto; the Company has established, maintained and periodically evaluates the effectiveness of its "internal control over financial reporting" and "disclosure controls and procedures" (each as defined in Rules 13a-15 and 15d-15 under the Exchange Act); the Company's internal control over financial reporting and disclosure controls and procedures are effective and comply with the requirements of the Exchange Act;

(u) There are no material weaknesses or significant deficiencies (each as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company's internal control over financial reporting; and the Company's independent public accountants and the audit committee of the Company's board of directors have been advised of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company's internal controls, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company's audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or at any time subsequent thereto;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

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(w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or controlled affiliates, has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and all similar anti-bribery and anti-corruption laws and regulations of foreign jurisdictions to the extent applicable to the Company and its subsidiaries (together with the FCPA, “Anti-Corruption Laws”), including any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; and the Company and its subsidiaries and, to the knowledge of the Company, their respective controlled affiliates have conducted their businesses in compliance in all material respects with all applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to promote, continued compliance therewith;

(x) The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder (including the USA PATRIOT Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”)) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to the extent applicable to the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or controlled affiliates is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including, but not limited to, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) or any other relevant sanctions authorities (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including Cuba, the Crimea region of the Ukraine, Iran, Libya, North Korea, Sudan and Syria) (each a “Sanctioned Country”). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the direct benefit of a person that is currently the subject of any Sanctions, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of such persons or with or in such Sanctioned Countries;

(z) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect;

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(aa) The Company and its subsidiaries have timely filed all material tax returns required to be filed through the date hereof (subject to any permitted extensions) and (i) the Company and its subsidiaries have paid all federal and state income taxes (other than with respect to immaterial amounts being contested in good faith) and all other material federal, state, local and foreign taxes (including estimated taxes, assessments, fines and penalties), in each case, required to be paid through the date hereof, and (ii) there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to so possess or have made would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect;

(cc) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws (including the common law), statutes, codes, ordinances, rules, regulations, decisions, binding policies and orders relating to the protection of human health and safety, the environment, pollution or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability or obligation for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and (iv) are not the subject of any pending, and have not received notice of any threatened, administrative, regulatory or judicial claims, actions, suits, demands, notices of noncompliance or violation, proceedings or governmental investigations relating to any Environmental Law, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability, obligation, claim, action, suit, demand, notice, proceeding or investigation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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(dd) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent;

(ee) The Company and its subsidiaries have insurance which is in amounts and insures against such losses and risks as are reasonable and customary for the business in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption), that, as to each of clauses (ii), (iii) and (iv), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability;

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(gg) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization (excluding, for the avoidance of doubt, any contemplated lawful stabilizing activities of the Underwriter in connection with the sale of the Shares) or manipulation of the price of any equity security, or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;

(hh) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and (i) the directors, officers or stockholders of the Company or any of its subsidiaries, on the other, that is required to be described pursuant to Item 404 of Regulation S-K of the Commission in the Registration Statement pursuant to the Act and the rules and regulations of the Commission thereunder or (ii) the customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 101 of Regulation S-K of the Commission in the Registration Statement pursuant to the Act and the rules and regulations of the Commission thereunder, in each case that has not been so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement which have not been so filed;

(ii) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Shares as herein contemplated and the consummation of the transactions contemplated by this Agreement, except (x) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the offering and resale of the Shares by the Underwriter and (y) the registration under the Act of the sale of the Shares;

(jj) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans;

(kk) Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable, and nothing has come to the attention of the Company that has caused it to believe that such data is not accurate in all material respects; and

(ll) There is not a broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of the offering and sale of the Shares contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriter by the Selling Stockholder pursuant to this Agreement.

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2. The Selling Stockholder represents and warrants to, and agrees with, the Underwriter and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder have been obtained, or will be obtained prior to the Time of Delivery; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder;

(b) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) violate the provisions of any organizational or similar documents pursuant to which the Selling Stockholder was formed or is bound or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except in the case of clause (i) or clause (iii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Selling Stockholder’s obligations hereunder and thereunder;

(c) Immediately prior to the Time of Delivery the Selling Stockholder will be the beneficial or record holder of the Shares to be sold by the Selling Stockholder hereunder with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriter has no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Shares, the Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Underwriter;

(d) On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriter an agreement substantially in the form of Annex II hereto;

(e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization (excluding, for the avoidance of doubt, any contemplated lawful stabilizing activities of the Underwriter in connection with the sale of the Shares) or manipulation of the price of any equity security, or any securities convertible into, or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;

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(f) To the extent, but only to the extent, that any statements made in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use therein in preparation of the answers to Item 7 of Form S-3, the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any such amendment or supplement thereto do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made); and

(g) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery properly completed and executed United States Treasury Department Forms W-8 or W-9 (or other applicable forms or statements specified by Treasury Department regulations in lieu thereof).

3. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder at a purchase price per share of $42.28, the number of Shares as set forth opposite the name of the Underwriter in Schedule I hereto.

4. Upon the authorization by the Selling Stockholder of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by the Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Shares, 10:00 a.m., New York time, on May 20, 2016 or such other time and date as the Underwriter and the Selling Stockholder may agree upon in writing (such time and date for delivery of the Shares are herein called the “Time of Delivery”).

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(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 9(n) hereof will be delivered at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered through the book-entry facilities of DTC at the Time of Delivery. A meeting will be held at the Closing Location or telephonically at approximately 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery without your consent (which shall not be unreasonably withheld or delayed); for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission in connection with the offering and sale of the Shares and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act in connection with the offering and sale of the Shares; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriter (references herein to the Registration Statement shall include any such amendment or new registration statement);

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(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form reasonably approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriter with physical and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many physical and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request and at your expense, to prepare and deliver to you as many physical and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

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(e) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date thirty (30) days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or performance share or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (C) any shares of Stock issued or options to purchase Common Stock or restricted stock units, restricted shares, performance shares or deferred stock units granted pursuant to employee benefit or compensation plans of the Company referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (D) any shares of Stock, restricted stock units, restricted shares, performance shares or deferred stock units issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, Pricing Disclosure Package or the Prospectus, (E) the filing of any registration statement on Form S-8, or (F) the entry into an agreement providing for the issuance of Stock or any securities convertible into or exercisable for Stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (F) does not exceed five percent (5%) of the outstanding shares of Stock and prior to any such issuance each recipient of any such securities shall have executed and delivered to the Underwriter an agreement substantially in the form of Annex II hereto), without having received a prior written waiver from the Underwriter; and

(g) To use its reasonable best efforts to maintain the listing of the Shares on the NASDAQ Global Select Market (the “Exchange”).

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7. (a) The Company represents and agrees that, without the prior consent of the Underwriter (which shall not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior written consent of the Company and the Underwriter (in each case, which shall not be unreasonably withheld or delayed), it has not made and it will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior consent of the Company (which shall not be unreasonably withheld or delayed), it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter prior to the date hereof is listed on Schedule II(a) and Schedule II(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information).

8. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing any agreement among underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith; (v) the cost of preparing stock certificates, if applicable; (vi) the cost and charges of any transfer agent or registrar; (vii) [Reserved]; and (viii) all other costs and expenses incurred by the Company in performance of or compliance with its obligations under this Agreement. Except as otherwise set forth in clause (viii) of the immediately preceding sentence, the Selling Stockholder covenants that it will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriter hereunder; provided that the Underwriter agrees to pay New York State stock transfer tax, and the Company agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses. It is understood, however, that except as provided in this Section, and Sections 10 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers it may make.

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9. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject to the condition that all representations and warranties of the Company and the Selling Stockholder herein and the statements of the Company and its officers and the Selling Stockholder and its officers made in any certificates delivered pursuant to this Agreement are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriter, shall have furnished to you its written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you;

(c) Sidley Austin LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, substantially in the form set forth in Annex I-A hereto, dated the Time of Delivery;

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(d) Debevoise & Plimpton LLP, counsel for the Selling Stockholder, shall have furnished to you its written opinion with respect to matters of New York law, substantially in the form set forth in Annex I-B hereto, dated the Time of Delivery;

(e) Maples and Calder, Cayman Islands counsel for the Selling Stockholder, shall have furnished to you its written opinion with respect to matters of Cayman Islands law, substantially in the form set forth in Annex I-C, dated the Time of Delivery;

(f) On (i) the date of the Prospectus at a time prior to the execution of this Agreement, (ii) at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also (iii) at the Time of Delivery, E&Y, independent public accountants of the Company, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and in accordance with professional auditing standards;

(g) On (i) the date of the Prospectus at a time prior to the execution of this Agreement, (ii) at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also (iii) at the Time of Delivery, each of E&Y and BDO, each independent public accountants of CDRR Investors, Inc., shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and in accordance with professional auditing standards;

(h) Since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any material adverse change, or any development that would reasonably be expected to result in any material adverse change, in the business, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, registered under Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), its rating of any debt securities of the Company or any of its subsidiaries;

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(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on, or by, as the case may be, any of the New York Stock Exchange or The NASDAQ Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(l) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement from each executive officer and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto;

(m) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(n) At the Time of Delivery, there shall not have occurred since the date hereof, nor shall there exist, any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect with respect to the Company and its subsidiaries taken as a whole, and, at the Time of Delivery, the Underwriter shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Time of Delivery, to the effect that (i) there has been no such Material Adverse Effect with respect to the Company and its subsidiaries taken as a whole, (ii) the representations and warranties of the Company herein are true and correct at and as of the Time of Delivery with the same force and effect as though expressly made at and as of the Time of Delivery, and (iii) the Company has complied with all of its respective obligations hereunder to be performed at or prior to the Time of Delivery;

(o) [Reserved];

(p) The Company shall have furnished or caused to be furnished to the Underwriter at or prior to the Time of Delivery, a certificate of the Company, duly executed and acknowledged by the Chief Financial Officer of the Company, satisfactory to the Underwriter, certifying that the Company is not a “United States real property holding corporation” within the meaning of the Internal Revenue Code and the Treasury Regulations promulgated thereunder;

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(q) The Selling Stockholder shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery a certificate of an officer of the Selling Stockholder, satisfactory to the Underwriter, as to the accuracy of the representations and warranties of the Selling Stockholder herein at and as of the Time of Delivery, as to the performance by the Selling Stockholder of all of its obligations hereunder to be performed at or prior to the Time of Delivery and as to such other matters as the Underwriter may reasonably request; and

(r) No action shall have been taken by, and no statute, rule, regulation or order shall have been enacted, adopted or issued by, any federal, state or foreign governmental or regulatory authority that would, at the Time of Delivery, prevent the sale of the Shares by the Selling Stockholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, at the Time of Delivery, prevent the sale of the Shares by the Selling Stockholder.

10. (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents (including any affiliate of the Underwriter involved on behalf of the Underwriter in the distribution process for the Stock) (each such person, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (in the case of either an Issuer Free Writing Prospectus or such “issuer information”, taken together with the Pricing Prospectus) or any “road show” (as defined in Rule 433(h) under the Act) not constituting an Issuer Free Writing Prospectus, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse the Underwriter or Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the Underwriter or Underwriter Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information.

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(b) The Selling Stockholder will indemnify and hold harmless the Underwriter and each Underwriter Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in the case of each of clause (i) and (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use in the preparation of the answers to Item 7 of Form S-3; and will reimburse the Underwriter or Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (it being understood and agreed that the only such information furnished by the Underwriter is the Underwriter Information), provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (y) the number of Shares sold by the Selling Stockholder and (z) the per share net proceeds to the Selling Stockholder as set forth in the Pricing Prospectus.

(c) The Underwriter will indemnify and hold harmless the Company, the Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers and directors (each such person, a “Company Indemnified Party” or a “Selling Stockholder Indemnified Party”, as applicable, and, together with the Underwriter Indemnified Parties, the “Indemnified Parties”) against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder or such Company Indemnified Party or Selling Stockholder Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in the case of each of clause (i) and (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and the Selling Stockholder or Company Indemnified Party or Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and the Selling Stockholder each acknowledge that the following statements (the “Underwriter Information”) constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus: the marketing name of the Underwriter set forth on the cover page of the Pricing Prospectus; the legal name of the Underwriter; and the statements in the third, sixth, tenth, eleventh and twelfth paragraphs, all of which are under the heading “Underwriting” contained in the Pricing Prospectus.

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(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding); provided that the fees and expenses of such separate firm of attorneys and any local counsel shall be reasonably incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of the Selling Stockholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by the Selling Stockholder and (ii) the per share net proceeds to the Selling Stockholder as set forth in the Pricing Prospectus.

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(f) The obligations of the Company and the Selling Stockholder under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter Indemnified Party; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each Company Indemnified Party and each Selling Stockholder Indemnified Party.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any Underwriter Indemnified Party, or the Company, or the Selling Stockholder, or any Company Indemnified Party or Selling Stockholder Indemnified Party and shall survive delivery of and payment for the Shares.

12. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 9 (other than as a result of the occurrence of any event described in Section 9(j)(i), (iii), (iv) or (v)) or if any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, (x) the Company, or (y) if such failure to deliver any Shares arises from the breach of a representation, warranty or covenant by the Selling Stockholder, or the termination by the Underwriter for failure to satisfy the conditions set forth in, and in accordance with the provisions of, Sections 9(d), 9(e) or 9(q) hereof, the Selling Stockholder, will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor the Selling Stockholder shall then be under any further liability to the Underwriter except as provided in Sections 8 and 10 hereof.

13. In accordance with the requirements of the USA Patriot Act, the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholder, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

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All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629 Facsimile: (212) 325-4296 Attention: GC-IBCM; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Joseph Nowicki, Chief Financial Officer, fax no. (703) 437-1919 (with such fax to be confirmed by telephone to (571) 323-3940), with a copy to Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, Attention: Jeffrey N. Smith, Esq. and Michael P. Heinz, Esq., fax no. (312) 853-7036 (with such fax to be confirmed by telephone to (312) 853-7000); if to the Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for the Selling Stockholder at Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022; and if to any stockholder that has delivered a lock-up letter described in Section 9(l) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided that notices under subsection 6(e) shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to the address above. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholder and, to the extent provided in Sections 10 and 11 hereof, the Indemnified Parties, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholder agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

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17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriter with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, the Selling Stockholder and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Selling Stockholder and the Underwriter plus one for each counsel, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Selling Stockholder and the Company.

[Remainder of page intentionally left blank]

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Very truly yours,

Beacon Roofing Supply, Inc.

By:	/s/ Joseph M. Nowicki
	Name:	Joseph M. Nowicki
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

CD&R ROADHOUSE HOLDINGS, L.P.

By:	CD&R Associates VIII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John M. Traugott
	Name:	John M. Traugott
	Title:	Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
Credit Suisse Securities (USA) LLC	8,536,500

Schedule I-1

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b) Issuer Free Writing Prospectuses and other information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:

Purchase price per share is $42.28.

Public offering price per share is variable.

The number of Shares is 8,536,500.

The Time of Delivery is May 20, 2016.

Schedule II-1

SCHEDULE III

Subsidiaries:

1.	Beacon Sales Acquisition, Inc. (a Delaware corporation)
2.	Beacon Canada, Inc. (a Delaware corporation)
3.	Beacon Roofing Supply Canada Company (a Nova Scotia unlimited liability company, wholly-owned by, and a direct subsidiary of, Beacon Canada, Inc.)

Designated Subsidiaries:

1.	Beacon Sales Acquisition, Inc. (a Delaware corporation)

Schedule III-1

SCHEDULE IV

Directors, Officers and Stockholders Subject to Lock-Up

Robert R. Buck

Paul M. Isabella

Ross D. Cooper

Joseph M. Nowicki

CD&R Roadhouse Holdings, L.P.

Schedule IV-1

ANNEX I-A

FORM OF OPINION OF
COUNSEL AND NEGATIVE ASSURANCE LETTER FOR THE COMPANY

Annex I-A

ANNEX I-B

FORM OF OPINION OF

COUNSEL FOR THE SELLING STOCKHOLDER

Annex I-B

ANNEX I-C

FORM OF OPINION OF

CAYMAN ISLANDS COUNSEL FOR THE SELLING STOCKHOLDER

Annex I-C

ANNEX II

FORM OF LOCK-UP AGREEMENT

Beacon Roofing Supply, Inc.

Lock-Up Agreement

_______________, 2016

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Re: Beacon Roofing Supply, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), and CD&R Roadhouse Holdings, L.P. (the “Selling Stockholder”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock, $0.01 par value per share (the “Stock”), of the Company, pursuant to a Registration Statement on Form S-3 (File No. 333-210415) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the other provisions of this Lock-Up Agreement, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without having received a prior written waiver from the Underwriter, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase shares of Stock, shares acquired upon the vesting of restricted stock units or settlement of deferred stock units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock (collectively the “Undersigned’s Shares”), the foregoing restriction being expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares.

The Lock-Up Period will commence on the date of the preliminary prospectus supplement in connection with the Public Offering of Shares and continue for 30 days after the Public Offering date set forth on the final prospectus pursuant to the Underwriting Agreement.

Annex II

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares without having received a written waiver from the Underwriter, provided that (1) any such transfer shall not involve a disposition for value (other than those described below in (i), (ii), (v), (vii), (ix) and (x)), (2) such transfers (other than those described below in (i), (vii), (ix) and (x)) are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as sales to the Underwriter pursuant to the Underwriting Agreement; or

(ii) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Stock involving a change of control of the Company; or

(iii) as a bona fide gift or gifts; or

(iv) transfers by will or intestacy or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; or

(v) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin); or

(vi) to the undersigned’s partners, members or shareholders, subsidiaries, affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(vii) dispositions or forfeiture of shares of Stock of the undersigned or the retention of shares of Stock by the Company (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Stock, the vesting of restricted stock units or performance shares or the settlement of deferred stock units or (B) in payment of the exercise or purchase price with respect to the exercise of options to purchase Stock, the vesting of restricted stock units or performance shares or the settlement of deferred stock units; or

(viii) transfers of shares of Stock by the undersigned in connection with bona fide gifts of such shares of Stock to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(ix) transfers, including sales, of shares of Stock by the undersigned pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this Lock-Up Agreement; or

(x) transfers of shares of Stock or other securities acquired in open market transactions after the completion of the Public Offering;

provided, however, that (I) in the case of clauses (iii)-(vi) and (viii), the Underwriter shall have received a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer and (II) in the case of clause (ix), if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock, the undersigned shall include a statement in such report to the effect that such transfer is pursuant to an existing Rule 10b5-1 plan; and provided further that nothing in this Lock-Up Agreement shall prevent the (x) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Stock, provided that such plan (a) does not provide for the transfer of Stock during the Lock-Up Period and (b) is not required to be reported and is not voluntarily reported in any public report or filing with the SEC during the Lock-Up Period, (y) acquisition of shares of Stock, restricted or otherwise, options or warrants to purchase shares of Stock, restricted stock units and performance shares of the Company or (z) exercise of any option or warrant to purchase shares of Stock or the vesting of any restricted stock unit or performance shares of the Company in accordance with their terms. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall automatically be released from all obligations under this Lock-Up Agreement. This Lock-Up Agreement shall lapse and become null and void if the closing of the Public Offering shall not have occurred on or before May 31, 2016.

The undersigned understands that the Company, the Selling Stockholder and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

[Name of Stockholder]